UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 21, 2018

Commission File Number: 001-36568

HEALTHEQUITY, INC.

Delaware	7389	52-2383166
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

15 West Scenic Pointe Drive
Suite 100
Draper, Utah 84020
(801) 727-1000

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
1. Appointment of Principal Operating Officer.
On June 21, 2018, HealthEquity, Inc. (the “Company”) announced the appointment of Edward (Ted) Bloomberg to the position of Chief Operating Officer, effective as of August 13, 2018. Mr. Bloomberg, age 42, was most recently Senior Vice President of Operations, Strategy and Support for Financial Engines, Inc. from January 2016 to June 2018, where he co-led the integration of Financial Engines, Inc.’s acquisition of The Mutual Fund Store, and served as the head of strategy, back office operations, and as a member of the Operating Committee. Prior to that, Mr. Bloomberg was the Chief Operating Officer of The Mutual Fund Store, LLC from July 2012 until its acquisition by Financial Engines, Inc. in January 2016. Prior to joining The Mutual Fund Store, LLC, Mr. Bloomberg served in various capacities of leadership at TD Ameritrade Holding Corporation from 2002 to June 2012, with his most recent position as the managing director of Investools, Inc., the education subsidiary of TD Ameritrade Holding Corporation. Mr. Bloomberg holds a Bachelor of Science degree in Industrial & Labor Relations from Cornell University.
There are no family relationships between Mr. Bloomberg and any of the Company’s directors or executive officers, and there is no arrangement or understanding between Mr. Bloomberg or any other person and the Company or any of its subsidiaries pursuant to which he was appointed as an officer of the Company. There are no transactions between Mr. Bloomberg or any of his immediate family members and the Company or any of its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K.
In connection with Mr. Bloomberg’s appointment as Chief Operating Officer, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) ratified and approved the entering into of an employment agreement with Mr. Bloomberg, pursuant to which Mr. Bloomberg will be entitled to a base salary of $400,000 per year and a $200,000 sign-on bonus, and will be eligible to earn an annual bonus with a target of 75% of his base salary, payable based on the achievement of Company and individual performance objectives. In addition, the Compensation Committee also approved an initial equity grant to Mr. Bloomberg with a value of $1,750,000, effective as of the commencement of Mr. Bloomberg’s employment with the Company, one-half of which will be comprised of stock options and the remaining one-half of which will be comprised of restricted stock units, in each case, which will vest ratably over a four year period on each of the first four anniversaries of his first date of employment with the Company, subject to Mr. Bloomberg’s continued employment with the Company through such date. Mr. Bloomberg will also be reimbursed for certain relocation expenses. In addition to these benefits, Mr. Bloomberg will be eligible to receive benefits offered to other executive officers of the Company.
Under the terms of Mr. Bloomberg’s employment agreement, if the Company terminates Mr. Bloomberg’s employment without cause or if he terminates his employment with the Company for good reason in accordance with the terms of his employment agreement, subject to Mr. Bloomberg’s execution of a release of claims, he will be entitled to: (i) continued payment of his base salary for an eighteen month period if such termination of employment occurs within the first twelve months of his commencement of employment with the Company, or for a twelve month period if such termination occurs following the twelve month anniversary of his commencement of employment with the Company (the “Severance Term”), (ii) a pro-rated bonus for the year in which such termination occurs, based on actual performance, (iii) reimbursement for a portion of his COBRA expenses until the earlier to occur of the expiration of the Severance Term and Mr. Bloomberg becoming eligible for health benefits through a subsequent employer or through a spouse’s employer, and (iv) with respect to any then outstanding stock options, a post-termination exercise period that lasts until the earlier to occur of (x) the applicable expiration date, and (y) the twelve month anniversary of Mr. Bloomberg’s termination of employment. In connection with a termination of Mr. Bloomberg’s employment due to death or disability, he is entitled to a pro-rated bonus for the year in which such termination occurs, based on actual performance.
In connection with his employment agreement, Mr. Bloomberg also entered into a Confidentiality, Non-Interference, and Invention Assignment Agreement pursuant to which he assigned certain intellectual property rights to the Company and is subject to (1) customary confidentiality restrictions that apply during his employment and indefinitely thereafter, (2) a covenant not to solicit the Company’s employees or customers while employed with the Company and for twenty-four months thereafter, and (3) a covenant not to compete with the Company while employed with the Company and for a twelve month period thereafter.
The foregoing description of Mr. Bloomberg’s employment agreement and Confidentiality, Non-Interference, and Invention Assignment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text thereof, in each case, a copy of which will be filed as an exhibit to the Company’s next quarterly report on Form 10-Q and incorporated by reference into this Item 5.02.
2. Amendment to Executive Change in Control Severance Plan
In addition, on June 20, 2018, the Compensation Committee approved an amendment (the “Amendment”) to the Company’s Executive Change in Control Severance Plan (the “Severance Plan”) to amend the definition of “Good Reason” to include a material diminution in a Participant’s (as defined in the Severance Plan) duties or responsibilities. Accordingly, subject to all other terms and conditions set forth in the Severance Plan, a Participant that resigns from the Company as a result of a material diminution in her or his responsibilities in connection with a Change in Control (as defined in the Severance Plan) may now be eligible to receive the compensation and benefits set forth in the Severance Plan.
The foregoing description of the Amendment and Severance Plan is qualified in its entirety by the terms of the Amendment and Severance Plan, copies of which will be filed as exhibits in the Company’s next Quarterly Report on Form 10-Q, in each case incorporated herein in its entirety by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
On June 21, 2018, the Company held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”). As of the close of business on May 2, 2018, the record date for the Annual Meeting, 61,789,242 shares of common stock of the Company were issued and outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, the stockholders voted on six proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on May 11, 2018. Stockholders approved each of the proposals presented for a vote. The tables below set forth the number of votes cast for and against or withheld, and the number of abstentions or broker non-votes, for each matter voted upon by the Company’s stockholders.
Proposal 1. The election of ten directors to serve on the Company’s Board of Directors until the 2019 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

	For	Withhold Authority	Broker Non-Vote
Robert W. Selander	48,610,123	316,263	5,696,029
Jon Kessler	48,740,773	185,613	5,696,029
Stephen D. Neeleman, M.D.	48,624,846	301,540	5,696,029
Frank A. Corvino	48,799,830	126,556	5,696,029
Adrian T. Dillon	48,799,708	126,678	5,696,029
Evelyn Dilsaver	48,796,813	129,573	5,696,029
Debra McCowan	48,794,959	131,427	5,696,029
Frank T. Medici	48,449,582	476,804	5,696,029
Ian Sacks	48,433,046	493,340	5,696,029
Gayle Wellborn	48,796,316	130,070	5,696,029
Proposal 2. The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2019.

For	Against	Abstain
53,903,478	593,793	125,144

Proposal 3. The approval, on a non-binding, advisory basis, of the fiscal 2018 compensation of the Company’s named executive officers.

For	Against	Abstain
48,721,020	33,472	171,894

Proposal 4. The approval of the proposed amendment to the Company’s by-laws to adopt a majority voting standard for uncontested director elections.

For	Against	Abstain
48,902,601	16,395	7,390

Proposal 5. The approval of the proposed amendments to the Company’s certificate of incorporation and by-laws to eliminate the supermajority voting requirements therein.

For	Against	Abstain
48,895,344	19,239	11,803

Proposal 6. The approval of the proposed amendments to the Company’s certificate of incorporation and by-laws to permit, in certain circumstances, a special meeting of stockholders to be called by stockholders holding 25% or more of the Company’s common stock.

For	Against	Abstain
48,775,432	22,596	128,358

Exhibit No.    Description

99.1	Press release issued by HealthEquity, Inc. dated June 21, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHEQUITY, INC.
Date: June 21, 2018	By:	/s/ Darcy Mott
	Name:	Darcy Mott
	Title:	Executive Vice President and Chief Financial Officer